As filed with the Securities and Exchange Commission on August 15, 2001
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                               OFFICE DEPOT, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                    5940                    59-2663954
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
    of incorporation or              Industrial            Identification Number
        organization)         Classification Number)
                                   ----------

                                 David C. Fannin
                            Executive Vice President
                          General Counsel and Secretary
                               Office Depot, Inc.
                            2200 Old Germantown Road
                           Delray Beach, Florida 33445
                                 (561) 438-4800
               (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                                   ----------

                                   COPIES TO:
                              Scott N. Gierke, Esq.
                             McDermott, Will & Emery
                             227 West Monroe Street
                          Chicago, Illinois 60606-5096
                                   ----------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of
1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [_]
                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================== ================ ====================== ========================= ===============
                                        Amount         Proposed Maximum         Proposed Maximum        Amount of
Title of Each Class of Securities        to be          Offering Price         Aggregate Offering      Registration
         to be Registered             Registered           Per Unit                 Price(1)              Fee(2)
----------------------------------- ---------------- ---------------------- ------------------------- ---------------
10% Senior Subordinated Notes due    $250,000,000            100%                 $250,000,000           $62,500
2008...........................
=================================== ================ ====================== ========================= ===============
(1)  Estimated solely for the purpose of calculating the registration fee under
     Rule 457(f) of the Securities Act of 1933.
(2)  Calculated pursuant to Rule 457(f)(2).


The Registrant hereby amends this Registration Statement on the date or dates necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on the date determined by the Securities and Exchange Commission in accordance with said Section 8(a).

PROSPECTUS

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 15, 2001

                              [OFFICE DEPOT LOGO]

                                   ----------

                               OFFICE DEPOT, INC.
                                   ----------

                                OFFER TO EXCHANGE

                       UP TO $250,000,000 PRINCIPAL AMOUNT
                                 OF OUTSTANDING
                     10% SENIOR SUBORDINATED NOTES DUE 2008
                                       FOR
                           A LIKE PRINCIPAL AMOUNT OF
                REGISTERED 10% SENIOR SUBORDINATED NOTES DUE 2008

o We are offering to exchange $250,000,000 of our new 10% Senior Subordinated Notes due 2008 (the "new notes") for $250,000,000 of our outstanding 10% Senior Subordinated Notes due 2008 (the "old notes"). We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act of 1933.

o The terms of the new notes and the old notes are identical, except for transfer restrictions, registration rights, and liquidated damages that apply to the old notes.

o The exchange offer expires at 5:00 p.m., New York City time, on [Date], 2001 unless we extend it.

o The exchange of old notes for new notes will not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations" on page 61 for more information.

o    The new notes will not trade on any established exchange.

                                   ----------

         PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.
                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------

                  The date of this prospectus is [Date], 2001.

                                  ------------

                                TABLE OF CONTENTS

                                       Page                                 Page
                                       ----                                 ----

Where You Can Find More Information.....iii   Use of Proceeds.................14

Incorporation of Documents by Reference.iii   Capitalization..................14

Forward-Looking Statements..............iii   Selected Consolidated Financial
                                                       Data...................15

Prospectus Summary......................  1   The Exchange Offer..............17

Summary of the Exchange Offer...........  3   Description of Notes............24

Summary Description of the New Notes....  6   Certain United States Federal
                                                       Tax Considerations.....61

Summary Historical Financial Data.......  8   Plan of Distribution............63

Risk Factors............................ 10   Legal Matters...................63

                                              Experts.........................64

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy, at prescribed rates, any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on its Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         We "incorporate by reference" specified documents that we file with the SEC which means:

         o    incorporated documents are considered part of this prospectus;

         o we are disclosing important information to you by referring you to these documents; and

         o information that we file with the SEC will automatically update and supersede information contained or incorporated by reference in this prospectus.

         We incorporate by reference the documents listed below to the extent not superseded by the information contained in this prospectus and any documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the exchange offer:

         o Annual Report on Form 10-K for the fiscal year ended December 30, 2000 (the "2000 Form 10-K");

         o    Our Definitive Proxy Statement dated March 28, 2001;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

         o Current Reports on Form 8-K dated May 1, 2001, May 30, 2001, June 18, 2001, June 21, 2001, July 10, 2001 and July 19, 2001.

         You may request a copy of these filings at no cost, by writing or telephoning us at:

         Office Depot, Inc.
         Attention: Vice President, Investor Relations & Public Relations 2200 Old Germantown Road
         Delray Beach, Florida  33445
         (561) 438-4800

         If you request any incorporated documents from us, we will mail them to you by first class mail, or by another equally prompt means. However, in order to obtain timely delivery of these documents, you must make your request no later than five business days before the expiration date of the exchange offer. Unless the context requires otherwise, all references in this document to "this prospectus" include all documents incorporated by reference into this prospectus.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains both historical information and other information that you can use to infer future performance. We caution you that, with the exception of information that is clearly historical, all the information contained in this prospectus should be considered to be "forward-looking statements" as referred to in the Securities Act of 1933. Without limiting the generality of the preceding sentence, any time we use the words "estimate," "project," "intend," "expect," "believe," "anticipate,"

"continue," and similar expressions, we intend to express that the information addresses possible future events and is forward-looking in nature.

         We assume no obligation (and specifically disclaim any obligation) to update any forward-looking statements contained in this prospectus to reflect actual results, changes in assumptions or other factors affecting the forward-looking statements.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. It may not contain all the information that is important to you. We encourage you to read this entire prospectus and each of the incorporated documents carefully. In particular, you should read the section entitled "Risk Factors" and the financial statements and the notes relating to those statements incorporated by reference into this prospectus.

         We operate on a 52- or 53-week fiscal year ending on the last Saturday in December. Our results for fiscal 2000 contained 53 weeks and all other years contained 52 weeks. Accordingly, unless otherwise specified, all references to a year, such as 2000, are to our fiscal year that ends during that year, and all references to the second quarter of 2001 and the second quarter of 2000, refer to the 13-week periods ended June 30, 2001 and June 24, 2000, respectively. The terms "Office Depot," "we," "our" and "us" refer to Office Depot, Inc. and its consolidated subsidiaries unless the context suggests otherwise. The term "you" refers to holders of our outstanding, unregistered 10% Senior Subordinated Notes Due 2008.

                                  OUR BUSINESS

         We are the largest supplier of office products and services in the world, based on sales of $11.4 billion in the twelve months ending June 30, 2001. We sell to consumers and businesses of all sizes through our three business segments: North American Retail Division, Business Services Group or "BSG" and International Division. These segments include multiple sales channels consisting of office supply stores, a dedicated contract sales force, Internet sites, and catalog and delivery operations.

NORTH AMERICAN RETAIL DIVISION

         Our North American Retail Division sells office products, copy and print services and other business-related services under the Office Depot(R) and the Office Place(R) brands through our chain of high-volume retail office supply stores in the United States and Canada. We opened our first retail office supply store in Florida in October 1986. From our inception, we have concentrated on expanding our store base and increasing our sales in markets with high concentrations of small and medium-sized businesses. As of the end of 2000, our North American Retail Division operated 888 retail stores in 47 states, the District of Columbia and Canada. During the first quarter of 2001, we closed 70 under-performing retail stores and opened six new stores in existing markets. During the second quarter of 2001 we opened 5 new retail stores and we plan to add approximately 34 new retail stores during the remainder of 2001. Most of these stores will be located in areas we currently serve, with the balance in under-served markets. Our North American Retail Division generated $6.2 billion in sales in the twelve months ended June 30, 2001.

BUSINESS SERVICES GROUP

         In 1993 and 1994, we entered the contract office supply business by acquiring eight contract stationers with 18 domestic customer service centers and a professional sales force. These acquisitions also allowed us to broaden our catalog and retail delivery businesses. In August 1998, we expanded our direct mail business through our merger with Viking Office Products, Inc. Today, our Business Services Group sells office products and services to contract and commercial customers through our Office Depot(R) and Viking Office Products(R) direct mail catalogs and Internet sites, and by means of our dedicated contract sales force. Our customer service centers or "CSCs" are warehouse and delivery facilities, some of which also house sales offices, call centers and administrative offices. Our CSCs also perform warehousing and delivery services on behalf of all segments of our business. As of June 30, 2001, BSG operated 25 CSCs in the United States. BSG had $3.8 billion in sales in the twelve months ended June 30, 2001.

         Since January 1998, we have also offered our customers the convenience of shopping on-line through our publicly-accessible Internet site. The addition of this site has expanded our domestic electronic commerce or "E-commerce" capabilities beyond our Viking public Internet site and our Office Depot business-to-business contract Internet sites. We believe our E-commerce business will provide significant future growth opportunities for our Business Services Group segment and our business as a whole, based on the growth rates we have experienced over the last three years.

INTERNATIONAL DIVISION

         Our International Division sells office products and services to a wide range of customers, from large corporations to individual consumers, in 16 countries outside the United States and Canada. We conduct our operations through the following four channels: 132 retail stores in seven countries, 35 of which are wholly-owned; Office Depot(R) brand and Viking Office Products(R) brand direct mail catalogs in 14 countries; nine Internet sites in seven countries; and a dedicated contract sales force primarily focussed on the United Kingdom. We have expanded internationally through licensing and joint venture agreements, acquisitions and greenfield development. In August 1998, we merged with Viking Office Products, which had strong catalog businesses in key markets. Currently, our International Division has operations either owned directly or operated through joint ventures or licensing agreements, in Australia, Austria, Belgium, France, Germany, Hungary, Ireland, Israel, Italy, Japan, Luxembourg, Mexico, The Netherlands, Poland, Thailand, and the United Kingdom. Our International Division had $1.5 billion in sales in the twelve months ended
June 30, 2001.

   RECENT OPERATING IMPROVEMENTS AND IMPROVED COST POSITION RESULTING FROM OUR
                       2000 COMPREHENSIVE BUSINESS REVIEW

         During the fourth quarter of 2000, we concluded a thorough review of all aspects of our business (the "2000 Comprehensive Business Review"). This review resulted in numerous initiatives designed to enhance our overall profitability and drive organic growth in our stores by improving the overall customer experience, including the following: closure of under-performing stores, SKU reductions in stores and warehouses, increasing warehouse efficiency, increasing contract business profitability and revaluation of certain assets. Year to date, we have addressed all of the major issues and completed all of the key initiatives that resulted from the review, and are achieving improvements in our key operating metrics, including on-time delivery, inventory efficiency and overall customer satisfaction. We expect these and other metrics to show continuing improvement and to expand our overall margins.

                                  OUR STRATEGY

         We are committed to making Office Depot a more compelling place to shop across every channel our customers choose when buying their office supplies and services. To achieve our goal, our strategy is to continue building upon our strengths across the retail, catalog, contract and Internet channels by:

         o repositioning our North American Retail Division for rational growth in a maturing environment, and using cash flows from our retail operations to expand our Business Services Group and International Division;

         o developing a world-class warehouse and distribution network for all of our businesses to improve service levels and lower our cost position; and

         o further leveraging our integrated sales channels to provide a seamless and robust shopping experience

                              OUR EXECUTIVE OFFICES

         Our executive offices are located at 2200 Old Germantown Road, Delray Beach, Florida 33445, and our telephone number is (561) 438-4800.

                               RECENT DEVELOPMENTS

         o On July 2, 2001, we closed the sale of the old notes in transactions permitted by Rule 144A and Regulation S under the Securities Act of 1933.

         o On July 11, 2001, we closed on the acquisition by merger of 4Sure.com, Inc., a Delaware corporation headquartered in Trumbull, CT.

                          SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer............................. We are offering to exchange our new notes, which have been
                                                registered under the Securities
                                                Act of 1933, for a like
                                                principal amount of our
                                                outstanding, unregistered old
                                                notes. Old notes may only be
                                                tendered in integral multiples
                                                of $1,000 principal amount at
                                                maturity.

                                                As of the date of this
                                                prospectus, old notes
                                                representing an aggregate
                                                principal amount of $250,000,000
                                                are outstanding. For procedures
                                                for tendering, see "The Exchange
                                                Offer."

Resale of New Notes.............................We believe you may offer for resale, sell or otherwise
                                                transfer any new notes that are
                                                issued to you pursuant to the
                                                exchange offer without
                                                compliance with the registration
                                                and prospectus delivery
                                                provisions of the Securities Act
                                                of 1933, provided that:

                                                     o   you are acquiring the
                                                         new notes in the
                                                         ordinary course of your
                                                         business;

                                                     o   you have not engaged
                                                         in, do not intend to
                                                         engage in, and have no
                                                         arrangement or
                                                         understanding with any
                                                         person to participate
                                                         in the distribution of
                                                         the new notes; and

                                                     o   you are not our
                                                         affiliate as defined
                                                         under Rule 405 of the
                                                         Securities Act of 1933.

                                                Each participating broker-dealer
                                                that receives new notes for its
                                                own account pursuant to the
                                                exchange offer in exchange for
                                                old notes that were acquired as
                                                a result of market-making or
                                                other trading activity must
                                                acknowledge that it will deliver
                                                a prospectus in connection with
                                                any resale of new notes. See
                                                "Plan of Distribution."

                                                Any holder of old notes who:

                                                     o   is our affiliate;

                                                     o   does not acquire new
                                                         notes in the ordinary
                                                         course of its business;

                                                     o   tenders in the exchange
                                                         offer with the
                                                         intention to
                                                         participate, or for the
                                                         purpose of
                                                         participating, in a
                                                         distribution of new
                                                         notes; or

                                                     o   is a broker-dealer that
                                                         acquired the old notes
                                                         directly from us,

                                                must comply with the
                                                registration and prospectus
                                                delivery requirements of the
                                                Securities Act of 1933 in
                                                connection with the resale of
                                                new notes.

Consequences If You Do Not Exchange             Old notes that are not tendered
Your Old Notes..................................in the exchange offer or are not accepted for exchange will
                                                continue to bear legends
                                                restricting their transfer. You
                                                will not be able to offer or
                                                sell the old notes unless:

                                                     o   pursuant to an
                                                         exemption from the
                                                         requirements of the
                                                         Securities Act of 1933;

                                                     o   the old notes are
                                                         registered under the
                                                         Securities Act of 1933;
                                                         or

                                                     o   the transaction
                                                         requires neither an
                                                         exemption from nor
                                                         registration under the
                                                         Securities Act of 1933.

                                                After the exchange offer is
                                                closed, we will no longer have
                                                an obligation to register the
                                                old notes, except for some
                                                limited exceptions. See "Risk
                                                Factors--Failure to Exchange
                                                Your Old Notes."

Expiration Date.................................5:00 p.m., New York City time, on [Date], 2001, unless we
                                                extend the exchange offer.

Certain Conditions to the Exchange              The exchange offer is subject to
Offer...........................................certain customary conditions that we may waive.

Procedures for Tendering Old Notes..............We issued the old notes in the form of two global notes. The
                                                global notes were deposited with
                                                SunTrust Bank, as custodian for
                                                Cede & Co., nominee of The
                                                Depository Trust Company
                                                ("DTC"). Beneficial interests in
                                                the notes are shown on records
                                                that DTC maintains in book-entry
                                                form.

                                                To tender old notes in the
                                                exchange offer, DTC must
                                                transfer your outstanding notes
                                                in accordance with DTC's
                                                standard procedures for
                                                transfer. In lieu of delivering
                                                a letter of transmittal to the
                                                exchange agent, a
                                                computer-generated message, in
                                                which the holder of the old
                                                notes acknowledges and agrees to
                                                be bound by the letter of
                                                transmittal, must be transmitted
                                                by DTC on behalf of a holder and
                                                received by the exchange agent
                                                before 5:00 p.m., New York City
                                                time, on the expiration date of
                                                the exchange offer.

Special Procedures for Beneficial               If you beneficially own old
Holders.........................................notes that are registered in the name of a broker, dealer,
                                                commercial bank, trust company
                                                or other nominee and you wish to
                                                tender in the exchange offer,
                                                you should contact the
                                                registered holder promptly and
                                                instruct that person to tender
                                                on your behalf. If you wish to
                                                tender in the exchange offer on
                                                your own behalf, you must, prior
                                                to completing and executing the
                                                letter of transmittal and
                                                delivering your old notes,
                                                either arrange to have the old
                                                notes registered in your name or
                                                obtain a properly completed bond
                                                power from the registered
                                                holder. The transfer of
                                                registered ownership may take
                                                considerable time.

 Withdrawal Rights..............................You may withdraw your tender of old notes at any time before the
                                                exchange offer expires.

Accounting Treatment............................We will not recognize any gain or loss for accounting purposes
                                                upon the completion of the
                                                exchange offer. The expenses of
                                                the exchange offer that we pay
                                                will increase our deferred
                                                financing costs in accordance
                                                with generally accepted
                                                accounting principles. See "The
                                                Exchange Offer--Accounting
                                                Treatment."

Certain Tax Consequences........................The exchange pursuant to the exchange offer generally will
                                                not be a taxable event for U.S.
                                                Federal income tax purposes.

Use of Proceeds.................................We will not receive any proceeds from the exchange or the
                                                issuance of new notes in
                                                connection with the exchange
                                                offer.

Exchange Agent..................................SunTrust Bank is serving as exchange agent in connection
                                                with the exchange offer.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

The new notes have the same financial terms and covenants as the old notes, which are as follows:

Issuer..........................................Office Depot, Inc.

Total Amount of Notes Offered...................$250,000,000 aggregate principal amount of new 10% Senior
                                                Subordinated Notes due 2008.

Maturity........................................July 15, 2008.

Interest........................................January 15 and July 15,
                                                commencing on January 15, 2002.

Ranking.........................................These notes are senior subordinated debt. They rank
                                                behind all of our current and
                                                future senior indebtedness,
                                                other than trade payables,
                                                except indebtedness that
                                                expressly provides that it is
                                                not senior to these notes. The
                                                notes will be effectively
                                                subordinated to all debt of our
                                                subsidiaries. After giving
                                                effect to the sale of the old
                                                notes, at June 30, 2001, we
                                                would have had no senior debt
                                                outstanding and our subsidiaries
                                                would have had $58.7 million of
                                                outstanding debt in addition to
                                                other liabilities, including
                                                trade payables.

Optional Redemption.............................We may redeem the notes at any time at a redemption price equal
                                                to the greater of:

                                                     o   100% of their principal
                                                         amount, or

                                                     o   the sum of the present
                                                         values of the remaining
                                                         scheduled payments of
                                                         principal and interest,
                                                         discounted to maturity
                                                         on a semi-annual basis
                                                         (assuming a 360-day
                                                         year consisting of
                                                         twelve 30-day months)
                                                         at the Treasury Yield
                                                         plus 50 basis points,

                                                plus, in each case, accrued and
                                                unpaid interest.

Offer to Repurchase.............................If we sell assets under some circumstances, or experience
                                                specific kinds of changes of
                                                control, we must offer to
                                                repurchase the notes at the
                                                prices listed under "Description
                                                of Notes" under the heading
                                                "Repurchase at the Option of
                                                Holders."

Basic Covenants.................................Before the notes receive the ratings described under
                                                "Description of Notes" from both
                                                Standard & Poor's Ratings Group
                                                and Moody's Investor's Services
                                                Inc. and certain other
                                                conditions are satisfied which
                                                we call a "Fall-Away Event,"
                                                covenants contained in the
                                                indenture under which the notes
                                                will be issued will, among other
                                                things, limit our ability and
                                                that of our restricted
                                                subsidiaries to:

                                                     o   borrow money;

                                                     o   pay dividends on,
                                                         redeem or repurchase
                                                         our capital stock;

                                                     o   make investments;

                                                     o   sell assets;

                                                     o   create restrictions on
                                                         the payment of
                                                         dividends or other
                                                         amounts to us from our
                                                         restricted
                                                         subsidiaries; and

                                                     o   enter into transactions
                                                         with affiliates.

                                                After the Fall-Away Event, the
                                                above limitations will not
                                                apply. So long as any notes are
                                                outstanding, covenants contained
                                                in the indenture will, among
                                                other things, limit our ability
                                                and the ability of our
                                                restricted subsidiaries to:

                                                     o   create liens; and

                                                     o   consolidate, merge or
                                                         sell all or
                                                         substantially all of
                                                         our assets.

                                                So long as any notes are
                                                outstanding, the indenture will
                                                require us to provide reports to
                                                holders of notes. These
                                                covenants are subject to a
                                                number of important exceptions,
                                                limitations and qualifications,
                                                which are described under
                                                "Description of Notes."

                        SUMMARY HISTORICAL FINANCIAL DATA

         The summary historical financial data as of and for each of the five years 1996 through 2000 were derived from our audited consolidated financial statements. The summary historical data as of and for the first half of 2000 and 2001 were derived from unaudited financial statements. The 1998, 1999 and 2000 audited financial statements and the unaudited second quarter 2000 and 2001 financial statements are included in documents incorporated by reference in this prospectus. This summary historical and pro forma data is qualified in its entirety by the more detailed information appearing in our consolidated historical financial statements and related notes and other financial information incorporated by reference in this prospectus. We have reclassified certain amounts in our prior year statements to conform them to presentation used in the current year.

                                                                                                                           FOR THE
                                                                                                                           TWELVE
 .                                                                                                                          MONTHS
                                                           FISCAL YEAR(1)                                    FIRST HALF    ENDED
                                 --------------------------------------------------------------- ------------------------  JUNE 30,
                                    1996        1997        1998        1999          2000         2000         2001       2001(6)
                                  --------    --------    --------    --------      --------     --------     --------    ---------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF EARNINGS DATA:
Sales............................$7,259,206  $8,108,714  $9,007,051  $10,272,060  $11,569,696   $5,698,507   $5,571,417 $11,442,606
Cost of goods sold and occupancy
  costs.......................... 5,395,223   5,963,521   6,484,464    7,450,310    8,479,698    4,109,348    4,025,848   8,396,198
                                  ---------   ---------   ---------    ---------    ---------    ---------    ---------   ---------
   Gross profit.................. 1,863,983   2,145,193   2,522,587    2,821,750    3,089,998    1,589,159    1,545,569   3,046,408
Store and warehouse operating and
  selling expenses............... 1,288,382   1,451,587   1,651,355    1,969,817    2,361,301    1,105,740    1,138,784   2,394,345
Pre-opening expenses.............     9,827       6,609      17,150       23,628       13,465        5,807        2,600      10,258
General and administrative
  expenses                          222,714     272,022     330,194      381,611      501,700      221,402      228,905     509,203
Merger and restructuring costs...         -      16,094     119,129       (7,104)      (6,732)       4,381        1,013     (10,100)
Facility closure and relocation
  costs..........................         -           -           -       40,425      110,038            -       (3,164)    106,874
                                  ---------   ---------   ---------    ---------    ---------    ---------    ----------  ---------
   Operating profit..............   343,060     398,881     404,759      413,373      110,226      251,829      177,431      35,828
Interest income..................     3,726       7,570      25,309       30,176       11,502        6,885        3,824       8,441
Interest expense.................   (26,378)    (21,680)    (22,356)     (26,148)     (33,901)     (14,266)     (18,796)    (38,431)
Miscellaneous income
  (expense), net.................    (8,325)    (13,180)    (18,985)      (3,514)       4,632       20,589       (6,426)    (22,383)
                                  ----------  ----------  ----------   ----------   ---------    ---------    ----------  ----------
   Earnings before income taxes..   312,083     371,591     388,727      413,887       92,459      265,037      156,033     (16,545)
Income taxes.....................   115,865     136,730     155,531      156,249       43,127       98,064       57,730       2,793
                                  ---------   ---------   ---------    ---------    ---------    ---------    ---------   ---------
Net earnings..................... $ 196,218   $ 234,861   $ 233,196    $ 257,638    $  49,332    $ 166,973    $  98,303   $ (19,338)
                                  =========   =========   =========    =========    =========    =========    =========   ==========

OTHER DATA:
Cash flows provided by (used in):
   Operating activities.......... $ 181,645   $ 446,975   $ 678,615    $ 369,449    $ 316,482    $ 319,166    $ 423,192   $ 420,508
   Investing activities:
     Capital expenditures........  (234,489)   (165,213)   (233,089)    (392,305)    (267,728)    (126,370)     (71,546)   (212,904)
     Other investing activities..    (7,950)     24,157)    (38,228)     (55,536)      28,363       (2,652)      (6,842)     24,173
   Financing activities..........    61,690    (131,920)     61,747     (405,849)    (134,093)    (187,926)    (283,714)   (229,881)
EBITDA(2)........................   433,853     505,177     526,378      580,942      320,568      368,597      268,749     220,720
   Total debt to EBITDA(3).......       1.3x        0.9x        0.9x         1.0x         2.3x         1.0x         2.1x        2.1x
EBITDA to interest expenses(3)...      16.4x       23.3x       23.5x        22.2x         9.5x        21.9x         5.7x        5.7x
Adjusted EBITDA(4)............... $ 433,853   $ 521,271   $ 645,507    $ 686,124    $ 578,340    $ 372,978    $ 266,598   $ 471,960
   Total debt to adjusted
     EBITDA(3)                          1.3x        0.9x        0.7x         0.8x         1.3x         0.9x         1.0x        1.0x
Adjusted EBITDA to interest
  expense(3).....................      16.4x       24.0x       28.9x        26.2x        17.1x        25.3x        12.3x       12.3x

BALANCE SHEET DATA
   (AT PERIOD END):
Working capital.................. $ 860,280  $1,093,463  $1,293,370    $ 687,007    $ 790,752    $ 612,621    $ 729,758   $ 729,758
Net PP&E.........................   785,058     846,676     979,229    1,145,628    1,119,306    1,178,182    1,092,862   1,092,862
Short-term debt..................   142,339       2,473       2,834      250,466      153,259      256,685        7,925       7,925
Long-term debt...................   416,757     447,020     470,711      321,099      598,499      341,628      459,741     459,741

Stockholders' equity............. 1,469,110   1,717,638   2,028,879    1,907,720    1,601,251    1,824,061    1,684,955   1,684,955
Percentage of total debt to
  capitalization.................      27.6%       20.7%       18.9%        23.1%         31.9%       24.7%        21.7%       21.7%

PRO FORMA INFORMATION(5):
Cash ...................................................................................................................  $ 334,007
Short-term debt.........................................................................................................      7,925
Long-term debt..........................................................................................................    614,241
Percentage of total debt to capitalization..............................................................................       27.0%
Total debt to adjusted EBITDA...........................................................................................        1.3x
Adjusted EBITDA to interest expense.....................................................................................        8.1x
--------------------

                                      -8-


(1) Our results for fiscal year 2000 contained 53 weeks; all other fiscal years contained 52 weeks.
(2) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA does not represent net income or cash flows from operations as those terms are defined in generally accepted accounting principles or GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.
(3)  Ratios for interim periods are based on last twelve month operating data.
(4) Adjusted EBITDA represents EBITDA excluding the following charges and credits:

                                                                                                                 FOR THE
                                                                                                                 TWELVE
                                                                                                                 MONTHS
                                                        FISCAL YEAR(1)                         FIRST HALF        ENDED
                                     ---------------------------------------------------  -------------------    JUNE 30,
                                        1996       1997      1998       1999     2000(a)     2000      2001      2001(a)(6)
                                     --------   --------  --------   --------  ---------  ---------  --------   ---------
                                                                     (DOLLARS IN THOUSANDS)

Merger and restructuring charges
  (credits)......................    $       -  $ 16,094  $ 119,129  $ (7,104) $  (6,732) $  4,381  $   1,013  $ (10,100)
Other one-time charges and
  credits (b)....................            -         -          -   112,286    264,504         -     (3,164)   261,340
                                     ---------  --------  ---------  --------  ---------  --------  ---------- ---------
                                     $       -  $ 16,094  $ 119,129  $105,182  $ 257,772  $  4,381  $  (2,151) $ 251,240
                                     =========  ========  =========  ========  =========  ========  ========== =========

     (a) Excludes $2.9 million charge that was recorded in depreciation expense; aggregate net charge in 2000 was $260.6 million

     (b)  For a discussion of these charges and credits see Management's
          Discussion and Analysis of Financial Condition and Results of
          Operations - Results of Operations - One-time Charges and Credits included in the 2000 Form 10-K incorporated by reference in this prospectus.

(5) The pro forma information gives effect to this offering and the application of the net proceeds to repay $95,500 of borrowings outstanding as of June
     30, 2001.
(6)  Financial data for the twelve months ended June 30, 2001 are unaudited.
     Amounts, other than ratios, Balance Sheet Data and Pro Forma Information, were computed as Fiscal Year 2000 amounts less First Half 2000 amounts plus
     First Half 2001 amounts.


                                  RISK FACTORS

         You should carefully consider the following risk factors and the other information set forth in this prospectus before deciding to participate in the exchange offer. You should also review the risk factors that are contained in our cautionary statement in our 2000 Form 10-K which is incorporated herein by reference.

RISKS RELATING TO THE EXCHANGE OFFER

THE LIQUIDITY OF UNEXCHANGED OLD NOTES WILL BE SUBSTANTIALLY LIMITED FOLLOWING THE EXCHANGE OFFER.

         Although we believe there is currently a limited trading market for the old notes, no generally reliable public pricing information for the old notes is available. The trading market for unexchanged old notes could become even more limited or nonexistent due to the reduction in the amount of old notes outstanding after the exchange offer, which might adversely affect the liquidity, market price and price volatility of the old notes. If a market for unexchanged old notes exists or develops, the old notes may trade at a discount to the price at which the old notes would have traded if the amount of the old notes outstanding had not been reduced following the exchange offer, depending on prevailing interest rates, the market for similar securities, our operating results, and other factors. There can be no assurance that an active market in the unexchanged old notes exists, will continue to exist or will develop, and no assurance can be given as to the prices at which the unexchanged old notes may be traded.

THERE IS CURRENTLY NO MARKET FOR THE NEW NOTES--IF AN ACTIVE TRADING MARKET FOR THE NEW NOTES DOES NOT DEVELOP, THE LIQUIDITY AND VALUE OF THE NEW NOTES COULD BE HARMED.

         The new notes are new issues of securities for which there is currently no trading market. We do not intend to apply for listing of the new notes on any securities exchange. Although the notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that the market will be sustained or that any market will be liquid.

THE NEW NOTES WILL BE JUNIOR TO OUR SENIOR DEBT.

         The new notes will be subordinated in right of payment to all of our future senior debt. Upon any distribution to our creditors in a liquidation or dissolution, the holders of senior debt will be entitled to be paid in full before any payment may be made with respect to the new notes. In addition, the subordination provisions of the indenture will provide that payments with respect to the new notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on senior debt. In the event of our bankruptcy, liquidation or reorganization, holders of the new notes will participate ratably in our remaining assets with all holders of subordinated indebtedness that is deemed to be of the same class as the new notes and potentially with all other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the new notes. As a result, holders of new notes may receive less, ratably, than the holders of senior debt. In addition, under the subordination provisions of the indenture, payments that would otherwise be made to holders of the new notes will instead be paid to holders of senior debt under certain circumstances. As a result of these provisions, other creditors (including trade creditors) that are not holders of senior debt may recover more, ratably, than the holders of the new notes. In addition, the new notes will be effectively subordinated to all outstanding obligations of any of our subsidiaries.

         As of June 30, 2001, after application of the net proceeds from the sale of the old notes, we had no senior debt outstanding and our subsidiaries would have had $58.7 million of outstanding debt in addition to other liabilities, including trade payables. In addition, we would be able to incur a significant amount of additional senior indebtedness under our existing credit facilities. The indenture will permit us and our subsidiaries to incur a substantial amount of additional indebtedness, including senior debt, in the future.

A SIGNIFICANT PORTION OF OUR OPERATIONS EXIST AT OUR SUBSIDIARY LEVEL AND OUR SUBSIDIARIES HAVE NO OBLIGATIONS UNDER THE NEW NOTES.

         We derive much of our revenue from our subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur a substantial amount of additional indebtedness, and does not require our subsidiaries to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of a subsidiary, holders of any of subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to our interest in those assets. As of June 30, 2001, after giving effect to the sale of the old notes and the application of the net proceeds therefrom, the aggregate amount of indebtedness of our subsidiaries would have been approximately $58.7 million, in addition to other liabilities, including trade payables. If any subsidiary indebtedness were to be accelerated, there can be no assurance that the assets of that subsidiary would be sufficient to repay the indebtedness or that our assets and the assets of our other subsidiaries would be sufficient to repay in full our indebtedness, including the new notes.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE ANY CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

         Upon a change of control, we will be required to offer to repurchase all outstanding new and old notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any change of control to make any required repurchases of new or old notes tendered or that restrictions in our credit facilities will allow us to make the required repurchases. Notwithstanding these provisions, we could enter into certain transactions, including certain recapitalizations, that would not constitute a change of control but would increase the amount of debt outstanding at that time. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

FEDERAL AND STATE LAWS PERMIT A COURT TO VOID THE NOTES UNDER CERTAIN CIRCUMSTANCES.

         Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, we, at the time we incurred the indebtedness evidenced by the new notes, (1) (a) were or are insolvent or rendered insolvent by reason of incurring the indebtedness or
(b) were or are engaged in a business or transaction for which the assets remaining with us constituted unreasonably small capital or (c) intended or intend to incur, or believed or believe that we would incur, debts beyond our ability to pay such debts as they mature, and (2) we received or receive less than reasonably equivalent value or fair consideration for incurring the indebtedness, then the new notes could be voided, or claims in respect of the new notes could be subordinated to all of our other debts. In addition, the payment of interest and principal by us pursuant to the new notes could be voided and required to be returned to the person making payment, or to a fund for the benefit of our creditors.

         The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, we would be considered insolvent if:

         o the sum of our debts, including contingent liabilities, were greater than the saleable value of all of our assets at a fair valuation or if the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on our existing debts, including contingent liabilities, as they become absolute and mature; or

         o    we could not pay our debts as they become due.

         On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the indebtedness incurred in connection with the exchange offer, we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not incur debts beyond our ability to pay as the debts mature. There can be no assurance, however, as to what standard a court would apply in making a determination or that a court would agree with our conclusions in this regard.

RISKS RELATING TO OUR BUSINESS

THE CURRENT ECONOMIC DOWNTURN IN THE U.S. ECONOMY HAS AND IS LIKELY TO CONTINUE TO ADVERSELY IMPACT OUR BUSINESS AND OPERATING RESULTS.

         In the past decade, the favorable United States economy has contributed to the expansion and growth of retailers like us. Since the third quarter of 2000, the U.S. economy has shown signs of a downturn, particularly in the technology sector. The retail industry, in particular, is displaying signs of a slowdown, with several specialty retailers, both in and outside our industry segment, reporting earnings warnings in the last few months. Technology manufacturers, some of whom supply us with products, have issued earnings warnings as a result of slow product sales. This general economic slowdown negatively impacted our results during the second half of 2000 and the first half of 2001 and is likely to continue to adversely impact our business and operating results.

WE FACE INTENSE COMPETITION AND WILL FACE MORE COMPETITION IN THE FUTURE.

         We compete with a variety of retailers, dealers and distributors in a highly competitive marketplace that includes high-volume office supply chains, warehouse clubs, computer stores, contract stationers, Internet-based merchandisers and well-established mass merchant retailers. Significant competitive factors include, among others, the following:

         o Well-established mass merchant retailers that have the financial and distribution ability to compete very effectively with us should they choose to increase their presence in the office superstore retail category, Internet office supply or contract stationer business or should they substantially expand their product offerings in their existing retail outlets.

         o Many start-up operations that are heavily focused on Internet sales may be able to compete with us in the areas of price and selection. In addition, certain manufacturers of computer hardware, software and peripherals, including certain of our suppliers, have expanded their own direct marketing of products, particularly over the Internet.

         o Some of our competitors focus exclusively on the contract and/or commercial businesses and therefore may gain a competitive advantage in those areas.

         In order to achieve and maintain expected profitability levels, we must continue to grow our business while maintaining the service levels and aggressive pricing necessary to retain existing customers in each of our business segments. Our failure to adequately address these challenges could put us at a competitive disadvantage relative to these competitors.

OUR QUARTERLY OPERATING RESULTS HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST AND MAY CONTINUE TO DO SO IN THE FUTURE.

         Fluctuations in our quarterly operating results have occurred in the past and may occur in the future. A variety of factors could contribute to this quarter-to-quarter variability, including:

         o new store openings that require an outlay of pre-opening expenses, generate lower initial profit margins and cannibalize existing stores;

         o    timing and effectiveness of warehouse integration;

         o    competitors' pricing;

         o    changes in our product mix;

         o    effects of seasonality; and

         o    competitive store openings or other events.

         In addition, our operating results may fall below securities analysts' expectations, which may cause the price of our securities to fall abruptly and significantly. Our operating results should not be relied upon as an indication of future performance.

THE LOSS OF KEY MEMBERS OF OUR SENIOR MANAGEMENT TEAM COULD ADVERSELY AFFECT OUR BUSINESS.

         Our success depends largely on the efforts and abilities of our current senior management team. Their experience and industry contacts significantly benefit us. Our management team has undergone changes in the last year with the appointment of a new Chief Executive Officer and presidents to each of our three operating business segments. We are currently searching for a Chief Financial Officer. If we were to lose the benefit of their experience and contacts or if the changes in management do not generate the benefits we seek, our business could be adversely affected.

DOING BUSYNESS OUTSIDE THE UNITED STATES INVOLVES NUMEROUS RISKS THAT COULD NEGATIVELY AFFECT OUR BUSINESS AND OPERATING RESULTS.

         We operate in a number of international markets and intend to continue to enter into additional international markets as attractive opportunities arise. In addition to the risks described above, internationally we face risks such as:

         o    foreign currency fluctuations;

         o    unstable political, economic, financial and market conditions;

         o compromised operating control of some of our foreign operations that are not wholly owned;

         o system changes and harmonization of prices to accommodate the adoption of the euro; and

         o    lack of adequate management resources.

         All of these risks have in the past and could have in the future a material adverse effect on our business and operating results.

VARIOUS GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL RISKS APPLICABLE TO OUR BUSINESS MAY REQUIRE US TO TAKE ACTIONS THAT WILL ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Our business is subject to numerous federal, state, provincial, local and foreign laws and regulations, including regulations with respect to air emissions, wastewater discharges and the generation, handling, storage, transportation, treatment and disposal of waste materials. Although we believe we are in substantial compliance with all applicable laws and regulations, legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. We may be required to make significant expenditures to comply with governmental laws and regulations. We cannot be certain that existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulations, will not have a material adverse effect on our results of operations and financial condition.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the exchange offer.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization as of June 30, 2001, as adjusted to give effect to the sale of old notes and the application of the estimated net proceeds therefrom. The information in this table does not give effect to any other events subsequent to June 30, 2001.

                                                                                          As of June 30, 2001
                                                                                          -------------------
                                                                                         Actual      As Adjusted
                                                                                         ------      -----------
                                                                                               (unaudited)
                                                                                             (in thousands)

Current portion of long-term debt ................................................   $     7,925    $     7,925

Long-term debt, less current portion .............................................       229,718        134,218<F1>

Zero coupon, convertible subordinated notes ......................................       230,023        230,023

Issuance of old notes.............................................................         _____        250,000

Common stockholders' equity:

     Common stock, $0.01 par value; 800,000,000 shares
      authorized, 380,686,294 issued at June 30, 20012  ..........................         3,807          3,807

     Additional paid-in capital ..................................................       953,459        953,459

     Unamortized value of long-term incentive stock grant ........................        (2,770)        (2,770)

     Accumulated other comprehensive loss ........................................       (82,377)       (82,377)

     Retained earnings ...........................................................     1,614,994      1,614,994

     Treasury stock, at cost; deferred compensation and other ....................      (802,158)      (802,158)
                                                                                     -----------    -----------
       Total common stockholders' equity .........................................     1,684,955      1,684,955
                                                                                     -----------    -----------

          Total capitalization ...................................................   $ 2,152,621    $ 2,307,121
                                                                                     ===========    ===========
--------


1 The actual amount repaid with the proceeds of the notes will depend upon the amount outstanding under our domestic credit facilities when we repay them.

2 Does not include 55,005,061 shares of our common stock that are reserved for issuance under our stock option plans, under which 21,408,503 options for shares were exercisable at June 30, 2001.



                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth certain of our selected consolidated financial and operating data. The selected consolidated financial and operating data as of and for the fiscal years ended December 28, 1996, December 27, 1997, December 26, 1998, December 25, 1999, and December 30, 2000 have been derived from our audited financial statements. The selected consolidated financial and operating data as of and for the twenty-six weeks ended June 24, 2000 and June 30, 2001 have been derived from our unaudited consolidated financial statements. Our operating results for the interim periods are not necessarily indicative of the results that may be expected for 2001. This information should be read in conjunction with the detailed information and consolidated financial statements and accompanying notes incorporated by reference herein. See "Available Information." On August 26, 1998, we merged with Viking Office Products in a transaction accounted for as a pooling of interests. Accordingly, all periods prior to the merger have been restated to include Viking. We have reclassified certain amounts in our prior year statements to conform them to presentation used in the current year.

                                                      FISCAL YEAR(1)                                 FIRST HALF
                               ------------------------------------------------------------   -----------------------
                                   1996        1997        1998        1999          2000         2000         2001
                               ----------  ----------  ----------  ----------    ----------   ----------   ----------
                                            (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA:
   Sales...................    $7,259,206  $8,108,714  $9,007,051  $10,272,060   $11,569,696  $5,698,507   $5,571,417
   Cost of goods sold and
     occupancy costs.......     5,395,223   5,963,521   6,484,464   7,450,310     8,479,698    4,109,348    4,025,848
                               ----------  ----------  ----------  ----------    ----------   ----------   ----------
   Gross profit............     1,863,983   2,145,193   2,522,587   2,821,750     3,089,998    1,589,159    1,545,569
   Store and warehouse
     operating and selling
     expenses..............     1,288,382   1,451,587   1,651,355   1,969,817     2,361,301    1,105,740    1,138,784
   Pre-opening expenses....         9,827       6,609      17,150      23,628        13,465        5,807        2,600
   General and
     administrative expenses      222,714     272,022     330,194     381,611       501,700      221,402      228,905
   Merger and restructuring
     costs.................             -      16,094     119,129      (7,104)       (6,732)       4,381        1,013
   Facility closure and
     relocation costs......             -           -           -      40,425       110,038            -       (3,164)
                               ----------  ----------  ----------  ----------    ----------   ----------   -----------
   Operating profit........       343,060     398,881     404,759     413,373       110,226      251,829      177,431
   Interest income.........         3,726       7,570      25,309      30,176        11,502        6,885        3,824
   Interest expense........       (26,378)    (21,680)    (22,356)    (26,148)      (33,901)     (14,266)     (18,796)
   Miscellaneous income
     (expense), net........        (8,325)    (13,180)    (18,985)     (3,514)        4,632       20,589       (6,426)
                               ----------- ----------- ----------- -----------   ----------   ----------   -----------
   Earnings before income
     taxes.................       312,083     371,591     388,727     413,887        92,459      265,037      156,033
   Income taxes............       115,865     136,730     155,531     156,249        43,127       98,064       57,730
                               ----------  ----------  ----------  ----------    ----------   ----------   ----------
   Net earnings............    $  196,218  $  234,861  $  233,196  $  257,638    $   49,332   $  166,973   $   98,303
                               ==========  ==========  ==========  ==========    ==========   ==========   ==========

EARNINGS PER SHARE(2):
   Basic...................    $     0.55  $     0.65  $     0.64  $     0.71    $     0.16   $     0.52   $     0.33
   Diluted.................          0.53        0.62        0.61        0.69          0.16         0.50         0.33


                                      -15-




                                                      FISCAL YEAR(1)                                 FIRST HALF
                               ------------------------------------------------------------   ---------------------
                                   1996        1997        1998        1999          2000         2000         2001
                               ----------  ----------  ----------  ----------    ----------   ----------   --------
                                                           (DOLLARS IN THOUSANDS)
STATISTICAL DATA:
Facilities open at end of
   period:
   United States and Canada:
     Office supply stores..           561         602         702         825           888          855          829
     Customer service centers          32          33          30          30            25           30           25
     Call centers..........             6           8           8           7             7            7            8
   International(3):
     Office supply stores..            21          39          87         118           132          123          132
     Customer service centers          12          16          17          17            17           17           19
     Call centers..........             8          12          13          14            14           13           15

OTHER DATA:
     Ratio of earnings to
       fixed charges(4)....          4.4x        5.0x        4.6x        4.1x          1.6x         4.5x         2.9x

BALANCE SHEET DATA (AT PERIOD END):
   Working capital.........    $  860,280  $1,093,463  $1,293,370  $  687,007    $  790,752   $  612,621   $  729,758
   Total assets............     3,186,630   3,498,891   4,025,283   4,276,183     4,196,334    4,025,665    3,729,046
   Long-term debt, excluding
     current maturities....       416,757     447,020     470,711     321,099       598,499      341,628      459,741
   Common stockholders'
     equity................     1,469,110   1,717,638   2,028,879   1,907,720     1,601,251    1,824,061    1,684,955

SEGMENT DATA(5):
North American Retail
   Division
   Sales...................            NA  $4,734,626  $5,150,854  $5,927,666    $6,517,022   $3,211,753   $2,895,466
   Gross profit............            NA   1,017,092   1,229,434   1,392,044     1,462,265      739,735      646,240
   Store and warehouse
     operating profit......            NA     386,584     536,761     508,455       452,595      259,853      159,587
Business Services Group
   Sales...................            NA   2,489,984   2,807,573   3,057,187     3,632,068    1,754,642    1,894,758
   Gross profit............            NA     766,886     859,406     964,777     1,101,308      558,480      587,505
   Store and warehouse
     operating profit......            NA     193,582     187,815     250,642       205,791      130,660      134,365
International Division
   Sales...................            NA     887,408   1,052,543   1,325,372     1,467,357      734,069      782,669
   Gross profit............            NA     362,394     435,244     538,456       577,046      291,675      312,480
   Store and warehouse
     operating profit......            NA     113,840     147,071     164,881       184,168       92,989      112,911
------------------
NA = not available
(1) Our results for fiscal year 2000 contained 53 weeks; all other fiscal years contained 52 weeks. (2) Earnings per share previously reported for 1996 through
1998 have been restated to reflect the three-for-two
     stock split declared on February 24, 1999.
(3)  Includes facilities in our International Division that we wholly own or lease, as well as those that we operate through licensing and joint venture agreements.
(4)  The ratio of earnings to fixed charges is based on earnings before income taxes, fixed charges and undistributed earnings of joint ventures. Fixed charges include interest expense and an estimated interest portion of rents.
(5)  Certain one-time charges and credits were excluded from the segment results for the fiscal years because the effects of these charges and credits are not comparable on a year-over-year basis.


                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, under which we agreed to use our best efforts to file and have declared effective an exchange offer registration statement under the Securities Act of 1933. As used in this section, the word "notes" when used without specific reference to either new notes or old notes, refers to both old notes and new notes.

         We are making the exchange offer in reliance on the position of the SEC as expressed in certain no-action letters, although we have not sought our own no-action letter. Based upon the interpretations by the SEC, we believe that a holder of new notes (except a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933) who exchanges old notes for new notes in the exchange offer, generally may offer the new notes for resale, sell the new notes and otherwise transfer the new notes without further registration under the Securities Act of 1933 and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933. This does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933. We also believe that a holder may offer, sell or transfer the new notes only if the holder acquires the new notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the new notes.

         Holders of the old notes using the exchange offer to participate in a distribution of new notes may not rely on the no-action letters referenced above. This includes broker-dealers that acquired old notes directly from us, but not as a result of market-making activities or other trading activities. Consequently, those holders must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in the absence of an exemption from those requirements.

         Each broker-dealer that receives new notes for its own account in exchange for old notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with the resale of new notes received in exchange for old notes where the old notes were acquired by the broker-dealers as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus available to broker-dealers for use in connection with any resale. See the section entitled "Plan of Distribution."

         Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of new notes.

         The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

TERMS OF THE EXCHANGE

         Upon the terms and subject to the conditions of the exchange offer, we will accept any and all old notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. The date of acceptance for exchange of the old notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this prospectus). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to $250,000,000 new notes for a like principal amount of outstanding old notes tendered and accepted in connection with the exchange offer. The new notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their old notes in connection with the exchange offer, but only in $1,000 increments of principal amount at maturity. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes.

         The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act of 1933 and are issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The new notes will evidence the same debt as the old notes and will be issued pursuant to the same indenture. As of the date of this prospectus, $250,000,000 in aggregate principal amount of the old notes is outstanding.

         In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act of 1933 to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as depositary. Except as described under "Description of Notes--Book-Entry, Delivery and Form," the new notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Description of Notes--Book-Entry, Delivery and Form."

         Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, but will not be entitled to any registration rights under the registration rights agreement.

         We shall be considered to have accepted validly tendered old notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

         If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the old notes, without expense, to the tendering holder as quickly as possible after the expiration date.

         Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on the exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The expiration date for the exchange offer is 5:00 p.m., New York City time, on [Date], 2001, unless extended by us in our sole discretion (but in no event to a date later than [Date], 2001), in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

         We reserve the right, in our sole discretion:

         o    to delay accepting any old notes;

         o to extend or terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; and/or

         o to amend or waive any term or condition of the exchange offer in any manner.

         If we amend the exchange offer in a manner that we consider material, we will disclose the amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days. If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

INTEREST ON THE NEW NOTES

         Interest on the new notes will accrue at the rate of 10% per annum from the most recent date to which interest on the notes has been paid or, if no interest has been paid, from the date of the indenture governing the notes. We will pay interest on the new notes semiannually in arrears on January 15 and July 15, commencing on January 15, 2002.

CONDITIONS TO THE EXCHANGE OFFER

         We will not be required to accept old notes for exchange and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

         o any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

         o any change, or any development involving a prospective change, in our business or financial affairs or those of any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

         o any law, statue, rule or regulation is proposed, adopted or enacted, which in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

         o any governmental approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus.

         The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of the right, and the right shall be considered an ongoing right that may be asserted at any time and from time to time. If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may:

         o refuse to accept any old notes and return all tendered old notes to the tendering holders;

         o extend the exchange offer and retain all old notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their previously tendered old notes (See "--Withdrawal of Tenders" below); or

         o waive unsatisfied conditions relating to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

PROCEDURES FOR TENDERING

         Unless a tender is being made in book-entry form, to tender in the exchange offer, a holder must:

         o    complete, sign and date the letter of transmittal,

         o have the signatures guaranteed if required by the letter of transmittal, and

         o mail or otherwise deliver the letter of transmittal, the old notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Do not send any letters of transmittal to us.

         Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account. In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of old notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted to DTC on behalf of the holder and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

         The tender by a holder of old notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

         The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect tenders on their behalf.

         Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on behalf of the beneficial owner. If a beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. Please note that the transfer of registered ownership may take considerable time.

         Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless the old notes tendered pursuant thereto are tendered:

         o by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

         o    for the account of an eligible guarantor institution.

         If the signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by:

         o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

         o a commercial bank or trust company having an office or correspondent in the United States, or

         o    an "eligible guarantor institution."

         If the letter of transmittal is signed by a person other than the registered holder of any old notes, the old notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

         If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

DETERMINATION OF VALIDITY

         We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes in our sole discretion. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes whose acceptance by us would, in the opinion of our U.S. counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular old notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of old notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of old notes will not be considered to have been made until any defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         By tendering, each holder represents to us, among other things, that:

         o the holder has full power and authority to tender, exchange, sell, assign and transfer old notes;

         o we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances;

         o the old notes tendered for exchange are not subject to any adverse claims or proxies;

         o the new notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not the person is the holder;

         o neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the new notes; and

         o neither the holder nor any such other person is our "affiliate" (as defined in Rule 405 under the Securities Act of 1933).

         Additionally, if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes, the holder acknowledges that it acquired old notes as the result of market-making or other trading activities and covenants that the holder will deliver a prospectus in connection with any resale of the new notes. See the section entitled "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

         A holder who wishes to tender old notes and (1) whose old notes are not immediately available, or (2) who cannot deliver the old notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or (3) who cannot complete the procedures for book-entry transfer before the expiration date, may effect a tender if the tender is made through an eligible guarantor institution and that institution delivers to the exchange agent, prior to the expiration date:

         o a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery;

         o    the name and address of the holder;

         o the certificate number(s) of the old notes and the principal amount at maturity of old notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the old notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent;

and thereafter the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

WITHDRAWAL OF TENDERS

         Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes in connection with the exchange offer, a written facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

         o specify the name of the person who deposited the old notes to be withdrawn;

         o identify the old notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of the old notes);

         o be signed by the depositor in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents or transfer sufficient to have the trustee register the transfer of the old notes into the name of the person withdrawing the tender; and

         o specify the name in which any old notes are to be registered, if different from that of the depositor.

         We will determine all questions as to the validity, form and eligibility (including time of receipt) of any withdrawal notices. Any old notes withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued unless the old notes withdrawn are validly re-tendered prior to the expiration date. Any old notes that have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the caption "Procedures for Tendering" at any time prior to the expiration date.

EXCHANGE AGENT

         SunTrust Bank has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, at its offices at 777 Brickell Avenue, Miami, Florida 33131. The exchange agent's telephone number is (305) 579-7009 and facsimile number is (305) 579-7017.

FEES AND EXPENSES

         We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees. Holders who tender their old notes for exchange will not be obligated to pay transfer taxes. If, however:

         o new notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes tendered, or

         o old notes are registered in the name of any person other than the person signing the letter of transmittal, or

         o a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of the taxes or exemption from them is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

         The new notes will be recorded at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER OLD NOTES IN THE EXCHANGE OFFER

         We will issue new notes in exchange for the old notes pursuant to the exchange offer only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of the old notes desiring to tender their old notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of old notes for exchange. Old notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act of 1933, and, upon completion of the exchange offer, certain registered rights under the registration rights agreement will terminate.

         If the exchange offer is completed, we will no longer be required to register any old notes that remain outstanding. Remaining old notes will continue to be subject to the following restrictions on transfer:

         o the remaining old notes may be resold only if registered pursuant to the Securities Act of 1933, if any exemption from registration is available, or if neither registration nor exemption is required by law, and

         o the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

         We do not currently anticipate that we will register the remaining old notes under the Securities Act of 1933. If a substantial number of old notes are exchanged in connection with the exchange offer, any trading market for the remaining old notes could be adversely affected.

         In addition, although we have no present plan to acquire any old notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to:

         o purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

         o to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

         The terms of any such purchases or offers may differ from the terms of the exchange offer.

DECISION TO PARTICIPATE IN THE EXCHANGE OFFER

         Participation in the exchange offer is voluntary, and holders of old notes should carefully consider whether or not to participate. We urge holders of old notes to consult with their financial and tax advisors in making their own decisions on which action to take.

                              DESCRIPTION OF NOTES

         You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" at the end of this section. In this section, "Office Depot" refers only to Office Depot, Inc. and not to any of its subsidiaries.

         Office Depot will issue the new notes under the same indenture between itself and SunTrust Bank, as trustee, that governs the old notes. See "Notice to Investors." The terms of the new and old notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. As used in this section, the word "notes" when used without specific reference to either new notes or old notes, refers to both old notes and new notes.

         The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the new and/or old notes. Copies of the indenture and the registration rights agreement are available as set forth below under "-- Additional Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the indenture.

         The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NOTES

         The notes:

         o    are general unsecured obligations of Office Depot;

         o are subordinated in right of payment to all existing and future Senior Debt of Office Depot; and

         o are pari passu in right of payment with any future senior subordinated Indebtedness of Office Depot.

         Giving effect to application of the net proceeds from the sale of old notes, as of June 30, 2001, Office Depot had no Senior Debt outstanding. As indicated above and as discussed in detail below under the caption "-- Subordination," payments on the notes will be subordinated to the payment of Senior Debt. The indenture permits us to incur additional Senior Debt without limitation as to amount.

         As of the date of the indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants - Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture.

PRINCIPAL, MATURITY AND INTEREST

         Office Depot will issue new notes having a maximum aggregate principal amount of $250 million pursuant to the exchange offer. Office Depot may issue additional notes from time to time after this exchange offer. Any offering of additional notes is subject to the covenant described below under the caption "-- Certain Covenants -- Undertaking of Indebtedness and Issuance of Preferred Stock." New and old notes together with any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Office Depot will issue new notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on July 15, 2008.

         Interest on the notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2002. Office Depot will make each interest payment to the Holders of record on the immediately preceding January 1 and July 1.

         Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

         If a Holder has given wire transfer instructions to Office Depot, Office Depot will pay all principal, interest and premium and Special Interest, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Office Depot elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

         The trustee will initially act as paying agent and registrar. Office Depot may change the paying agent or registrar without prior notice to the Holders of the notes, and Office Depot or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

         A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Office Depot is not required to transfer or exchange any note selected for redemption. Also, Office Depot is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBORDINATION

         The payment of principal, interest and premium and Special Interest, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Office Depot, including Senior Debt incurred after the date of the indenture.

         The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Office Depot:

         (1)      in a liquidation or dissolution of Office Depot;

         (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Office Depot or its property;

         (3)      in an assignment for the benefit of creditors; or

         (4)      in any marshaling of Office Depot's assets and liabilities.

         Office Depot also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

         (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

         (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from Office Depot or the holders of any Designated Senior Debt.

         Payments on the notes may and will be resumed:

         (1) in the case of a payment default, upon the date on which the default is cured or waived; and

         (2) in the case of a nonpayment default, upon the earlier of the date on which the nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

         No new Payment Blockage Notice may be delivered unless and until:

         (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

         (2) all scheduled payments of principal, interest and premium and Special Interest, if any, on the notes that have come due have been paid in full in cash.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

         If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

         (1)      the payment is prohibited by these subordination provisions;
                  and

         (2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

         Office Depot must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Office Depot, Holders of notes may recover less ratably than creditors of Office Depot who are holders of Senior Debt. See "Risk Factors - The new notes will be junior to our senior debt."

OPTIONAL REDEMPTION

         The notes will not be redeemable at the option of Office Depot except as set forth in the following paragraph.

         The notes may be redeemed, in whole or in part, at any time at the option of Office Depot upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest and Special Interest, if any, to the date of redemption.

         Unless Office Depot defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portion thereof called for redemption.

MANDATORY REDEMPTION

         Office Depot is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

         If a Change of Control occurs, each Holder of notes will have the right to require Office Depot to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Office Depot will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the notes repurchased, to the date of purchase. Within ninety days following any Change of Control, Office Depot will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Office Depot will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Office Depot will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

         On the Change of Control Payment Date, Office Depot will, to the extent lawful:

         (1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

         (3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Office Depot.

         The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Office Depot will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Office Depot will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The provisions described above that require Office Depot to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Office Depot repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         Office Depot will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Office Depot and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

         The agreements governing Office Depot's Senior Debt currently prohibit Office Depot from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Office Depot would constitute a default under those agreements. Any future credit agreements or other agreements relating to Senior Debt to which Office Depot becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when Office Depot is prohibited from purchasing notes, Office Depot could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain the prohibition. If Office Depot does not obtain consent or repay the borrowings, Office Depot will remain prohibited from purchasing notes. In that case, Office Depot's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the Senior Debt. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes.

         The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Office Depot and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Office Depot to repurchase the Holder's notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Office Depot and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

         Office Depot will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

         (1) Office Depot (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

         (2) the fair market value is determined by Office Depot's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

         (3) at least 75% of the consideration received in the Asset Sale by Office Depot or the Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

                  (a) any liabilities, as shown on Office Depot's or the Restricted Subsidiary's most recent balance sheet, of Office Depot or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any assets and the transferee expressly releases Office Depot or the Restricted Subsidiary from further liability;

                  (b) any securities, notes or other obligations received by Office Depot or any Restricted Subsidiary from the transferee that are delivered within 20 days of the sale, subject to ordinary settlement periods, converted by Office Depot or the Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (c) any payment of Senior Debt secured by the assets sold in the Asset Sale.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Office Depot may apply those Net Proceeds at its option:

         (1)      to repay Senior Debt;

         (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

         (3)      to make a capital expenditure; or

         (4) to acquire other long-term assets that are used or useful in a Permitted Business.

         Pending the final application of any Net Proceeds, Office Depot may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, Office Depot will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Office Depot may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         Office Depot will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Office Depot will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of the conflict.

SELECTION AND NOTICE

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

         (1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

         (2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by any method the trustee deems fair and appropriate.

         No notes of $1,000 or less may be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of the note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

    CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

         Following the first date upon which the notes are rated Baa3 or better by Moody's Investors Service, Inc. ("Moody's") and BBB- or better by Standard & Poor's Ratings Group ("S&P") (or, in either case, if such person ceases to rate the notes for reasons outside of the control of Office Depot, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by Office Depot as a replacement agency) and neither Moody's nor S&P attaches any "negative outlook" or "negative credit watch" to the rating of the notes (the "Rating Event Date") (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), the covenants specifically listed under "-- Repurchase at the Option of Holders -- Asset Sales," "-- Repurchase at the Option of Holders -- Change of Control," "-- Restricted Payments," "-- Undertaking of Indebtedness and Issuance of Preferred Stock," "-- Dividend and Other Payment Restrictions Affecting Subsidiaries," "-- Designation of Restricted and Unrestricted Subsidiaries," "-- Transactions with Affiliates," and clause (4)(b) of the covenant listed under "-- Merger, Consolidation or Sale of Assets" in this prospectus will no longer be applicable to the notes.

         There can be no assurance that a Rating Event Date will occur or, if one occurs, that the notes will continue to maintain an investment grade rating without a negative outlook.

         The indenture contains, among others, the following covenants:

    RESTRICTED PAYMENTS

         Office Depot will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any other payment or distribution on account of Office Depot's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Office Depot or any of its Restricted Subsidiaries) or to the direct or indirect holders of Office Depot's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Office Depot or to Office Depot or a Restricted Subsidiary of Office Depot);

         (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Office Depot) any Equity Interests of Office Depot or any direct or indirect parent of Office Depot;

         (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at the Stated Maturity thereof; or

         (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to the Restricted Payment:

         (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of the Restricted Payment; and

         (2) Office Depot would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Undertaking of Indebtedness and Issuance of Preferred Stock;" and

         (3) the Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Office Depot and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of Office Depot for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Office Depot's most recently ended fiscal quarter for which internal financial statements are available at the time of the Restricted Payment (or, if the Consolidated Net Income for that period is a deficit, less 100% of the deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by Office Depot since the date of the indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Office Depot (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Office Depot that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Office Depot), plus

                  (c) to the extent any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to the Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of the Restricted Investment.

         So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit any of the following:

         (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

         (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Office Depot or of any Equity Interests of Office Depot in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Office Depot) of, Equity Interests of Office Depot (other than Disqualified Stock); provided that the amount of any net cash proceeds that are used for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause
                  (3)(b) of the preceding paragraph;

         (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Office Depot with the net cash proceeds from an undertaking of Permitted Refinancing Indebtedness;

         (4) the payment of any dividend by a Restricted Subsidiary of Office Depot to the holders of its Equity Interests on a pro rata basis;

         (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Office Depot or any Restricted Subsidiary of Office Depot held by any member of Office Depot's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any twelve-month period;

         (6)      Repayment of LYONS; or

         (7) other Restricted Payments in an amount not to exceed $50.0 million.

         The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets) or securities proposed to be transferred or issued by Office Depot or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, Office Depot will deliver to the trustee an officers' certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

    UNDERTAKING OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         Office Depot will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Office Depot will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that Office Depot may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for Office Depot's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit any of the following items of Indebtedness (collectively, "Permitted Debt"):

         (1) the undertaking by Office Depot of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause
                  (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Office Depot and its Restricted Subsidiaries thereunder) not to exceed $600.0 million;

         (2) the undertaking by Office Depot and its Restricted Subsidiaries of the Existing Indebtedness;

         (3) the undertaking by Office Depot of Indebtedness represented by the notes to be issued on the date of the indenture and the new notes to be issued pursuant to the registration rights agreement;

         (4) the undertaking by Office Depot or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Office Depot or the Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $100.0 million at any time outstanding;

         (5) the undertaking by Office Depot or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses
                  (2), (3), (4), (5), (9) or (12) of this paragraph;

         (6) the undertaking by Office Depot or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Office Depot and any of its Restricted Subsidiaries; provided, however, that:

                  (a) if Office Depot is the obligor on the Indebtedness, the Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes and

                  (b) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than Office Depot or a Restricted Subsidiary of Office Depot and (ii) any sale or other transfer of any the Indebtedness to a Person that is not either Office Depot or a Restricted Subsidiary of Office Depot; will be deemed, in each case, to constitute an undertaking of Indebtedness by Office Depot or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

         (7) the undertaking by Office Depot or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding or Hedging Obligations with respect to foreign currency translations;

         (8) the undertaking by Office Depot's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, the event will be deemed to constitute an undertaking of Indebtedness by a Restricted Subsidiary of Office Depot that was not permitted by this clause (8);

         (9) the undertaking by Office Depot's Subsidiaries of Indebtedness of up to 10.4 billion yen under the Yen Credit Facility and the Guarantee of that Indebtedness by Office Depot;

         (10) the guarantee by Office Depot of Indebtedness of a Restricted Subsidiary of Office Depot that was permitted to be incurred by another provision of this covenant;

         (11) the undertaking by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Office Depot or to any other Subsidiary of Office Depot or their assets (other than the Receivables Subsidiary and its assets and, as to Office Depot or any Subsidiary of Office Depot, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any Person; and

         (12) the undertaking by Office Depot or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $175.0 million.

         The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an undertaking of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided that, in each case, the amount thereof is included in the Fixed Charges of Office Depot as accrued.

         For purposes of determining compliance with this "Undertaking of Indebtedness and Issuance of Preferred Stock" covenant, if an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Office Depot will be permitted to classify the item of Indebtedness on the date of its undertaking, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on that date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

    ANTI-LAYERING

         Office Depot will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Office Depot and senior in any respect in right of payment to the notes.

    LIENS

         Office Depot will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         Office Depot will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (1) pay dividends or make any other distributions on its Capital Stock to Office Depot or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Office Depot or any of its Restricted Subsidiaries;

         (2) make loans or advances to Office Depot or any of its Restricted Subsidiaries; or

         (3) transfer any of its properties or assets to Office Depot or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to the dividend and other payment restrictions, than those contained in those agreements on the date of the indenture;

         (2)      the indenture and the notes;

         (3)      applicable law;

         (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Office Depot or any of its Restricted Subsidiaries as in effect at the time of the acquisition (except to the extent the Indebtedness or Capital Stock was incurred in connection with or in contemplation of the acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, the Indebtedness was permitted by the terms of the indenture to be incurred;

         (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

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

         (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

         (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

         (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing the Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

         (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to Liens;

         (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

         (11) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that the restrictions apply only to the Receivables Subsidiary or the receivables which are subject to the Qualified Receivables Transaction; and

         (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

         Office Depot may not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not Office Depot is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Office Depot and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

         (1) either: (a) Office Depot is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Office Depot) or to which the sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

         (2) the Person formed by or surviving any such consolidation or merger (if other than Office Depot) or the Person to which the sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Office Depot under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

         (3) immediately after the transaction, no Default or Event of Default exists; and

         (4) Office Depot or the Person formed by or surviving any such consolidation or merger (if other than Office Depot), or to which the sale, assignment, transfer, conveyance or other disposition has been made:

                  (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Office Depot immediately preceding the transaction; and

                  (b) will, on the date of the transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage

                           Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Undertaking of Indebtedness and Issuance of Preferred Stock."

         In addition, Office Depot may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Office Depot and any of its Restricted Subsidiaries.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Office Depot and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by Office Depot. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

    TRANSACTIONS WITH AFFILIATES

         Office Depot will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a Person that is not an Affiliate of Office Depot or the Restricted Subsidiary; provided, that for an Affiliate Transaction with an aggregate value of $25.0 million or more, at Office Depot's option, either:

         (1) a majority of the disinterested members of the Board of Directors of Office Depot shall determine in good faith that the Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a Person that is not an Affiliate of Office Depot; or

         (2) the Board of Directors of Office Depot or any Restricted Subsidiary to the Affiliate Transaction shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that the Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a Person that is not an Affiliate of Office Depot.

         The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

         (1) any employment agreement entered into by Office Depot or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Office Depot or the Restricted Subsidiary;

         (2) transactions between or among Office Depot and/or its Restricted Subsidiaries;

         (3) transactions with a Person that is an Affiliate of Office Depot solely because Office Depot owns an Equity Interest in, or controls, the Person;

         (4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of Office Depot;

         (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Office Depot;

         (6) transactions between or among Office Depot and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment; or

         (7) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "-- Restricted Payments."

    PAYMENTS FOR CONSENT

         Office Depot will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.

    REPORTS

         Whether or not required by the SEC, so long as any notes are outstanding, Office Depot will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

         (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Office Depot were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Office Depot's certified independent accountants; and

         (2) all current reports that would be required to be filed with the SEC on Form 8-K if Office Depot were required to file those reports.

         In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, Office Depot will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make the information available to securities analysts and prospective investors upon request. In addition, Office Depot has agreed that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933.

         If Office Depot has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Office Depot and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Office Depot.

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an Event of Default:


         (1) default for 30 days in the payment when due of interest on, or Special Interest with respect to, the notes whether or not prohibited by the subordination provisions of the indenture;

         (2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the indenture;

         (3) failure by Office Depot or any of its Subsidiaries to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments," "-- Certain Covenants -- Undertaking of Indebtedness and Issuance of Preferred Stock" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;"

         (4) failure by Office Depot or any of its Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture;

         (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Office Depot or any of its Subsidiaries (or the payment of which is guaranteed by Office Depot or any of its Subsidiaries) whether the Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

                  (a) is caused by a failure to pay principal of, or interest or premium, if any, on the Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of the default (a "Payment Default"); or

                  (b) results in the acceleration of the Indebtedness prior to its express maturity,

                  and, in each case, the principal amount of any Indebtedness, together with the principal amount of any other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

         (6) failure by Office Depot or any of its Subsidiaries to pay final judgments aggregating in excess of $35.0 million, which judgments are not paid, discharged or stayed pending appeal (or otherwise stayed) for a period of 60 days; or

         (7) certain events of bankruptcy or insolvency described in the indenture with respect to Office Depot, any of its Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Office Depot, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Special Interest.

         The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, the notes.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Office Depot with the intention of avoiding payment of the premium that Office Depot would have had to pay if Office Depot then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes.

         Office Depot is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Office Depot is required to deliver to the trustee a statement specifying the Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of Office Depot, as such, will have any liability for any obligations of Office Depot under the notes or the indenture, or for any claim based on, in respect of, or by reason of, the obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Office Depot may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes ("Legal Defeasance") except for:

         (1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on the notes when the payments are due from the trust referred to below;

         (2) Office Depot's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (3) the rights, powers, trusts, duties and immunities of the trustee, and Office Depot's obligations in connection therewith; and

         (4)      the Legal Defeasance provisions of the indenture.

         In addition, Office Depot may, at its option and at any time, elect to have the obligations of Office Depot released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (1) Office Depot must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Office Depot must specify whether the notes are being defeased to maturity or to a particular redemption date;

         (2) in the case of Legal Defeasance, Office Depot has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Office Depot has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

         (3) in the case of Covenant Defeasance, Office Depot has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

         (4) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to the deposit);

         (5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Office Depot or any of its Subsidiaries is a party or by which Office Depot or any of its Subsidiaries is bound;

         (6) Office Depot must deliver to the trustee an officers' certificate stating that the deposit was not made by Office Depot with the intent of preferring the Holders of notes over the other creditors of Office Depot with the intent of defeating, hindering, delaying or defrauding creditors of Office Depot or others; and

         (7) Office Depot must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

         (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

         (3) reduce the rate of or change the time for payment of interest on any note;

         (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration);

         (5) make any note payable in money other than that stated in the notes;

         (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the notes;

         (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"); or

         (8) make any change in the preceding amendment and waiver provisions.

         In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

         Notwithstanding the preceding, without the consent of any Holder of notes, Office Depot and the trustee may amend or supplement the indenture or the notes:

         (1)      to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated notes in addition to or in place of certificated notes;

         (3) to provide for the assumption of Office Depot's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Office Depot's assets;

         (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any Holder; or

         (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

         The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

         (1)      either:

                  (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Office Depot, have been delivered to the trustee for cancellation; or

                  (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Office Depot has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

         (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Office Depot is a party or by which Office Depot is bound;

         (3) Office Depot has paid or caused to be paid all sums payable by it under the indenture; and

         (4) Office Depot has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Office Depot must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

         If the trustee becomes a creditor of Office Depot, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the SEC for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

         Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Office Depot, Inc., Attention: Vice President, Investor Relations and Public Relations.

BOOK-ENTRY, DELIVERY AND FORM

         The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

         Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

DEPOSITORY PROCEDURES

         The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. Office Depot takes no responsibility for these operations and procedures and urges investors to contact DTC directly to discuss these matters.

         DTC has advised Office Depot that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised Office Depot that, pursuant to procedures established by it:

         (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

         (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

         All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to those Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing the interests.

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

         Payments in respect of the principal of, and interest and premium and Special Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, Office Depot and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Office Depot, the trustee nor any agent of Office Depot or the trustee has or will have any responsibility or liability for:

         (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

         (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised Office Depot that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Office Depot. Neither Office Depot nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Office Depot and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised Office Depot that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

         DTC is under no obligation to perform or to continue to perform the foregoing procedures to facilitate transfers of interests and may discontinue the procedures at any time. Neither Office Depot nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing DTC's operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

         A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

         (1) DTC (a) notifies Office Depot that it is unwilling or unable to continue as depositary for the Global Notes and Office Depot fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

         (2) Office Depot, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

         (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

SAME DAY SETTLEMENT AND PAYMENT

         Office Depot will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Office Depot will make all payments of principal, interest and premium and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds.

Office Depot expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; SPECIAL INTEREST

         The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines the registration rights of Holders of old notes.

         Office Depot and the initial purchasers of old notes entered into a registration rights agreement upon the closing of the offering of the old notes. Pursuant to the registration rights agreement, Office Depot agreed to file with the SEC an Exchange Offer Registration Statement on the appropriate form under the Securities Act of 1933 with respect to the new notes. Upon the effectiveness of the Exchange Offer Registration Statement, Office Depot will offer to exchange the old notes for new notes pursuant to the Exchange Offer provided the Holders of old notes are able to make certain representations to us.

         If:

         (1)      Office Depot is not:

                  (a) required to file the Exchange Offer Registration Statement; or

                  (b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

         (2) any Holder of Transfer Restricted Securities (as hereinafter defined) notifies Office Depot prior to the 20th day following consummation of the Exchange Offer that:

                  (a) it is prohibited by law or SEC policy from participating in the Exchange Offer; or

                  (b) that it may not resell the new notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales; or

                  (c) that it is a broker-dealer and owns notes acquired directly from Office Depot or an affiliate of Office Depot,

Office Depot will file with the SEC a Shelf Registration Statement to cover resales of the notes by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

         Office Depot will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

         For purposes of the preceding, "Transfer Restricted Securities" means each note until:

         (1) the date on which the note has been exchanged by a Person other than a broker-dealer for a new note in the Exchange Offer;

         (2) following the exchange by a broker-dealer in the Exchange Offer of an old note for a new note, the date on which the new note is sold to a purchaser who receives from the broker-dealer on or prior to the date of sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

         (3) the date on which the note has been effectively registered under the Securities Act of 1933 and disposed of in accordance with the Shelf Registration Statement; or

         (4) the date on which the note is distributed to the public pursuant to Rule 144 under the Securities Act of 1933.

         The registration rights agreement provides that:

         (1) Office Depot will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the closing of the offering of old notes;

         (2) Office Depot will use its best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of the offering of old notes;

         (3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, Office Depot will

                  (a)      commence the Exchange Offer; and

                  (b) use best efforts to issue on or prior to 45 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, new notes in exchange for all old notes tendered prior thereto in the Exchange Offer; and

         (4) if obligated to file the Shelf Registration Statement, Office Depot will use its best efforts to file the Shelf Registration Statement with the SEC on or prior to 90 days after the filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 180 days after the obligation arises.

         If:

         (1) Office Depot fails to file any of the registration statements required by the registration rights agreement on or before the date specified for the filing; or

         (2) any of the registration statements is not declared effective by the SEC on or prior to the date specified for effectiveness (the "Effectiveness Target Date"); or

         (3) Office Depot fails to consummate the Exchange Offer within 45 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

         (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each event referred to in clauses (1) through (4) above, a "Registration Default"), then Office Depot will pay additional interest ("Special Interest") to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by the Holder.

         The amount of the Special Interest will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of notes.

         All accrued Special Interest will be paid by Office Depot on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no accounts have been specified.

         Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

         Holders of notes will be required to make certain representations to Office Depot (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify Office Depot against certain losses arising out of information furnished by the Holder in writing for inclusion in any Shelf Registration Statement. Holders of notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from Office Depot.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all the terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person:

         (1) Indebtedness of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the specified Person, whether or not the Indebtedness is incurred in connection with, or in contemplation of, the other Person merging with or into, or becoming a Subsidiary of, the specified Person; and

         (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

         "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date, plus 50 basis points.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Office Depot or any Subsidiary of Office Depot) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Office Depot or any of its Subsidiaries solely by reason of the Investment.

         "Asset Sale" means:

         (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Office Depot and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders-- Change of Control" and/or the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

         (2) the issuance of Equity Interests in any of Office Depot's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, none of the following items will be deemed to be Asset Sales:

         (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

         (2) a transfer of assets between or among Office Depot and its Subsidiaries;

         (3) an issuance of Equity Interests by a Subsidiary to Office Depot or to another Subsidiary;

         (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

         (5)      the sale or other disposition of cash or Cash Equivalents;

         (6) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (6), notes received in exchange for the transfer of accounts receivable and related assets will be deemed cash if the Receivables Subsidiary or other payor is required to repay said notes as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Office Depot entered into as part of a Qualified Receivables Transaction;

         (7) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

         (8) sale of assets deemed to occur in sale/lease back transactions in an amount not to exceed $175 million; or

         (9) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

         "Beneficial Owner" has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), the "person" will be deemed to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

         (1) with respect to a corporation, the board of directors of the corporation;

         (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

         (3) with respect to any other Person, the board or committee of the Person serving a similar function.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

         (1)      in the case of a corporation, corporate stock;

         (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

         (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

         (1)      United States dollars;

         (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

         (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

         (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
                  (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

         (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

         (6) money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses
                  (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Office Depot and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

         (2) the adoption of a plan relating to the liquidation or dissolution of Office Depot;

         (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Office Depot, measured by voting power rather than number of shares; or

         (4) the first day on which a majority of the members of the Board of Directors of Office Depot are not Continuing Directors.

         "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if the release (or any successor release) is not published or does not contain the prices on such Business Day, (A) the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of the Person for that period plus:

         (1) an amount equal to any extraordinary loss plus any net loss realized by the Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent the losses were deducted in computing the Consolidated Net Income; plus

         (2) provision for taxes based on income or profits of the Person and its Restricted Subsidiaries for the period, to the extent that the provision for taxes was deducted in computing such Consolidated Net Income; plus

         (3) consolidated interest expense of the Person and its Restricted Subsidiaries for the period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any expense was deducted in computing the Consolidated Net Income; plus

         (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Person and its Restricted Subsidiaries for the period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; minus

         (5) non-cash items increasing the Consolidated Net Income for the period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of the Person and its Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

         (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of the acquisition will be excluded;

         (4) the cumulative effect of a change in accounting principles will be excluded;

         (5) charges taken by Office Depot in connection with the restructuring of its operations in an amount not to exceed $260.7 million will be excluded; and

         (6) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded (except to the extent distributed to Office Depot or one of its Restricted Subsidiaries).

         "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

         (1) the consolidated equity of the common stockholders of the Person and its consolidated Subsidiaries as of the date; plus

         (2) the respective amounts reported on the Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Office Depot who:

         (1) was a member of the Board of Directors on the date of the indenture; or

         (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board at the time of the nomination or election.

         "Credit Facilities" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from the lenders against the receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Debt" means:

         (1) any Indebtedness outstanding under the Existing Credit Facilities; and

         (2) after payment in full of all Obligations under the Existing Credit Facilities, any other Senior Debt permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Office Depot as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Office Depot to repurchase the Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of the Capital Stock provide that Office Depot may not repurchase or redeem any Capital Stock pursuant to the provisions unless the repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) and beneficial interests and trusts created by a Receivables Subsidiary.

         "Existing Credit Facilities" means (1) the $255 million, 364-Day Revolving Credit Agreement dated May 10, 2001 among Office Depot, Inc., Bank One, N.A., BNP Paribas, Citibank, N.A., First Union National Bank, Fleet National Bank, The Royal Bank of Scotland, SunTrust Bank and Wells Fargo Bank, N.A.; and (2) the $300 million, five-year, Revolving Credit and Line of Credit Agreement dated February 20, 1998 among Office Depot, Inc., SunTrust Bank and other lenders.

         "Existing Indebtedness" means the aggregate principal amount of Indebtedness of Office Depot and its Restricted Subsidiaries (other than Indebtedness under Credit Facilities) in existence on the date of the indenture, until the amounts are repaid.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

         (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for the period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

         (2) the consolidated interest of the Person and its Restricted Subsidiaries that was capitalized during the period; plus

         (3) any interest expense on Indebtedness of another Person that is Guaranteed by the Person or one of its Restricted Subsidiaries or secured by a Lien on assets of the Person or one of its Restricted Subsidiaries, whether or not the Guarantee or Lien is called upon; plus

         (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of the Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Office Depot (other than Disqualified Stock) or to Office Depot or a Restricted Subsidiary of Office Depot, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of the Person for that period to the Fixed Charges of the Person for that period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to the undertaking, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

         (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to the reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for the reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act of 1933, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

         (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

         (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by any other entity that has been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of the Person under:

         (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

         (2) other agreements or arrangements designed to protect the Person against fluctuations in interest rates, foreign currency translation and commodity prices.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of the Person, whether or not contingent:

         (1)      in respect of borrowed money;

         (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (3)      in respect of banker's acceptances;

         (4)      representing Capital Lease Obligations;

         (5) representing the balance deferred and unpaid of the purchase price of any property, except any the balance that constitutes an accrued expense or trade payable; or

         (6)      representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not the Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

         (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

         (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

         "Independent Investment Banker" means the Reference Treasury Dealers appointed by the trustee after consultation with Office Depot.

         "Investments" means, with respect to any Person, all direct or indirect investments by the Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Office Depot or any Subsidiary of Office Depot sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Office Depot such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Office Depot, Office Depot will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by Office Depot or any Subsidiary of Office Depot of a Person that holds an Investment in a third Person will be deemed to be an Investment by Office Depot or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants-Restricted Payments."

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "LYON" means the Liquid Yield Option Notes due 2007 issued by Office Depot in 1992.

         "Net Income" means, with respect to any specified Person, the net income (loss) of the Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

         (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by the Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Person or any of its Restricted Subsidiaries; and

         (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by Office Depot or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

         (1) as to which neither Office Depot nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

         (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Office Depot or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

         (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Office Depot or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Business" means any business that derives a majority of its revenues from the business engaged in by Office Depot and its Restricted Subsidiaries on the date of original issuance of the notes and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Office Depot and its Restricted Subsidiaries are engaged on the date of original issuance of the notes.

         "Permitted Investments" means:

         (1) any Investment in Office Depot or in a Restricted Subsidiary of Office Depot;

         (2)      any Investment in Cash Equivalents;

         (3) any Investment by Office Depot or any Restricted Subsidiary of Office Depot in a Person, if as a result of the Investment:

                  (a) the Person becomes a Restricted Subsidiary of Office Depot; or

                  (b) the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Office Depot or a Restricted Subsidiary of Office Depot;

         (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

         (5) any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Office Depot;

         (6) any Investments received in compromise of obligations of the persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

         (7)      Hedging Obligations;

         (8) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by the Receivables Subsidiary to effect the Qualified Receivables Transaction; and any other Investment by Office Depot or a Subsidiary of Office Depot in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction provided, that the other Investment is in the form of a note or other instrument that the Receivables Subsidiary or other Person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of Office Depot entered into as part of a Qualified Receivables Transaction; and

         (9) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not to exceed $50.0 million.

         "Permitted Junior Securities" means:

         (1)      Equity Interests in Office Depot; or

         (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Debt under the indenture.

         "Permitted Liens" means any of the following:

         (1)      Liens in favor of Office Depot;

         (2) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Office Depot or any Restricted Subsidiary of Office Depot; provided that the Liens were in existence prior to the contemplation of the merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Office Depot or the Restricted Subsidiary;

         (3) Liens on property existing at the time of acquisition of the property by Office Depot or any Restricted Subsidiary of Office Depot, provided that such Liens were in existence prior to the contemplation of such acquisition;

         (4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

         (5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants-Undertaking of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

         (8)      Liens existing on the date of the indenture;

         (7)      Liens on all Senior Debt;

         (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

         (9) Liens on assets of Office Depot or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction;

         (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

         (11) Liens incurred in the ordinary course of business of Office Depot or any Restricted Subsidiary of Office Depot with respect to obligations that do not exceed $25.0 million at any one time outstanding.

         "Permitted Refinancing Indebtedness" means any Indebtedness of Office Depot or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Office Depot or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

         (1) the principal amount (or accreted value, if applicable) of the Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith) (the "Original Principal Amount"); provided, however, if the Indebtedness exceeds the Original Principal Amount, the Permitted Refinancing Indebtedness shall be limited to the Original Principal Amount;

         (2) the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, the Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

         (4) such Indebtedness is incurred either by Office Depot or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Office Depot or any of its Subsidiaries pursuant to which Office Depot or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Office Depot or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Office Depot or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Receivables Subsidiary" means a Subsidiary of Office Depot which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Office Depot (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Office Depot or any Subsidiary of Office Depot (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Office Depot or any Subsidiary of Office Depot in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Office Depot or any Subsidiary of Office Depot (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Office Depot nor any Subsidiary of Office Depot has any material contract, agreement, arrangement or understanding other than on terms customary for securitization of receivables and (c) with which neither Office Depot nor any Subsidiary of Office Depot has any obligation to maintain or preserve the Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any designation by the Board of Directors of Office Depot will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of Office Depot giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Reference Treasury Dealer" means Goldman, Sachs & Co. and its successors; provided, however, that if Goldman, Sachs & Co. shall cease to be a primary U.S. Government securities dealer in New York city (a "Primary Treasury Dealer"), Office Depot shall substitute therefor another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for the redemption; provided, however, that, if the redemption date is not an interest payment date with respect to the note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Senior Debt" means:

         (1) all Indebtedness of Office Depot outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

         (2) any other Indebtedness of Office Depot permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes; and

         (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

         (1) any liability for federal, state, local or other taxes owed or owing by Office Depot;

         (2) any intercompany Indebtedness of Office Depot or any of its Subsidiaries to Office Depot or any of its Affiliates;

         (3)      any trade payables; or

         (4) the portion of any Indebtedness that is incurred in violation of the indenture.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as that Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is the Person or a Subsidiary of the Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Unrestricted Subsidiary" means any Subsidiary of Office Depot that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent the Subsidiary:

         (1)      has no Indebtedness other than Non-Recourse Debt;

         (2) is not party to any agreement, contract, arrangement or understanding with Office Depot or any Restricted Subsidiary of Office Depot unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Office Depot or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Office Depot;

         (3) is a Person with respect to which neither Office Depot nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or
                  (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results;

         (4) is guaranteeing or otherwise providing credit support for any Indebtedness of Office Depot or any of its Restricted Subsidiaries; and

         (5) has at least one director on its Board of Directors that is not a director or executive officer of Office Depot or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Office Depot or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of Office Depot as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of the Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Office Depot as of the date and, if the Indebtedness is not permitted to be incurred as of the date under the covenant described under the caption "-- Certain Covenants -- Undertaking of Indebtedness and Issuance of Preferred Stock," Office Depot will be in default of the covenant. The Board of Directors of Office Depot may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation will be deemed to be an undertaking of Indebtedness by a Restricted Subsidiary of Office Depot of any outstanding Indebtedness of the Unrestricted Subsidiary and the designation will only be permitted if (1) the Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Undertaking of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following the designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of the Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by
                  (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (2)      the then outstanding principal amount of such Indebtedness.

         "Yen Credit Facility" means that certain credit facility dated July 1, 1994, by and among Office Depot Japan Ltd., Industrial Bank of Japan, Ltd, Union Bank of California, N.A. Tokyo Branch and the Fuji Bank.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a discussion of the material U.S. federal income tax consequences relating to the ownership and disposition of the notes based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, like certain financial institutions, tax-exempt entities, holders whose "functional currency" is not the U.S. dollar, insurance companies, dealers in securities or foreign currencies, foreign partnerships, persons holding notes as part of a hedge, straddle or other integrated transaction, foreign persons engaged in a trade or business in the United States or persons who have ceased to be United States citizens or to be taxed as aliens. The U.S. federal income tax consequences to an owner of a note that is a partnership may depend on the status of its partners and activities of the partnership. Prospective purchasers, including foreign partnerships and their partners, should consult their own tax advisors with regard to the application of federal income tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

         As used herein, a "United States holder" of a note means a beneficial owner of a note that is for United States federal income tax purposes:

         o    a citizen or resident of the United States;

         o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

         o an estate the income of which is subject to United States federal income taxation regardless of its source; or

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used herein, the term "non-U.S. holder" means a beneficial owner of a note that is not a United States holder.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

         The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable sale or exchange. Holders' basis in the old notes will carry over to the new notes received and the holding period of the new notes will include the holding period of the old notes surrendered. Accordingly, there will be no U.S. Federal income tax consequences to holders who exchange their old notes for new notes in connection with the exchange offer and any such holder will have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

    PAYMENTS OF INTEREST

         Interest on a note, including additional interest payable upon a Registration Default, if any, will generally be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with the United States holder's regular method of accounting for federal income tax purposes.

    SALES, EXCHANGE OR RETIREMENT OF THE NOTES

         Upon the sale, exchange or retirement of a note, a United States holder will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or retirement of the note and the holder's adjusted tax basis in the note. A United States holder's adjusted tax basis in a note will generally equal the cost of the note to the holder. The amount realized excludes any amounts attributable to interest accrued between interest payment dates which will be includible in income as interest in accordance with the United States holder's method of accounting if not previously included in income. Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, or retirement the note has been held for more than one year. Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, the limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

    PAYMENTS OF INTEREST

         Subject to the discussion below concerning backup withholding, payments of interest on the notes, including additional interest payable upon a Registration Default, if any, by us or any paying agent to any non-U.S. holder will not be subject to U.S. federal income tax or a 30% withholding tax provided that (i) the interest is not effectively connected with the conduct by the holder of a trade or business in the United States, (ii) the holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote, (iii) the holder is not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us through stock ownership and (iv) the certification requirements required to claim the portfolio interest exemption set forth in
Section 871(h) or Section 881(c) of the Code have been fulfilled with respect to the beneficial owner. Generally, to satisfy the certification requirements set forth in Section 871(h) or Section 881(c) of the Code, the beneficial owner of a note must certify on IRS Form W-8BEN, under penalties of perjury, that the holder is not a United States person. If notes are held by a foreign partnership or a foreign intermediary, certain certification requirements apply to the foreign partnership or the foreign intermediary, as the case may be, as well as partners and beneficial owners, as the case may be.

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES

         Subject to the discussion below concerning backup withholding, a non-U.S. holder of a note will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of a note unless (i) the holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met or (ii) the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

    EFFECTIVELY CONNECTED INCOME

         If a non-U.S. holder is engaged in a trade or business in the United States and its investment in a note is effectively connected with that trade or business, the non-U.S. holder, although exempt from the 30% withholding tax (provided a required certification, generally on IRS form W-8ECI, is met), will generally be subject to regular U.S. federal income tax on any interest and gain with respect to the notes in the same manner as if it were a United States holder and may also be subject to branch profits tax at 30% (or a reduced rate under an applicable treaty).

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Both a U.S. Holder and a Non-U.S. Holder of notes may be subject to information reporting and backup withholding which is presently at a rate of up to 31% on certain amounts paid to the holder unless such holder provides proof of an applicable exemption (including a general exemption for Non-U.S. Holders and for corporations) or correct taxpayer identification number, and otherwise complies with applicable requirements of the information reporting and backup withholding rules. Any amount withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

         Under current United States federal income tax law, information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sales before maturity by, noncorporate United States holders. In addition, a backup withholding tax at a rate of up to 31% will apply if the non-corporate United States holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, is his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

         Under current Treasury regulations, payments on the sale, exchange, or other disposition of a note made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or (iv) a foreign partnership if, at any time during its tax year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a United States person. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the beneficial owner certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make available a prospectus, as amended or supplemented, meeting the requirements of the Securities Act of 1933 to any broker-dealer for use in connection with any such resale. In addition, until [Date], 2001 (90 days after the date of this prospectus), all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

                                  LEGAL MATTERS

         The validity of the new notes offered hereby will be passed on by McDermott, Will & Emery, Chicago, Illinois.

                                     EXPERTS

         The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

               $250,000,000 10% Senior Subordinated Notes Due 2008

                              [OFFICE DEPOT LOGO]

                               OFFICE DEPOT, INC.

                                Offer to Exchange
           all Outstanding 10% Senior Subordinated Notes Due 2008 for
     10% Senior Subordinated Notes Due 2008 that have been Registered under the Securities Act of 1933

                                  ------------
                                   PROSPECTUS

                                  [Date], 2001

                                  ------------

         Until [Date], 2001, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

 ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation law of the State of Delaware (the "Delaware Law") permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Pursuant to the Delaware Law, the Company has included in its Restated Certificate of Incorporation and bylaws a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care to the fullest extent permitted by Delaware Law and to provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law. The Company believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

         The Company has obtained insurance policies under which the Company's directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of certain actions, suits or proceedings, and certain liabilities which might be imposed as a result of certain actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 21.  EXHIBITS.

Exhibit Number                             Description of Exhibit
--------------                             ----------------------

4(a)* Indenture, dated as of July 2, 2001, between the Company and SunTrust Bank, N.A., relating to the 10% Senior Subordinated Notes due 2008.

4(b)* Registration Rights Agreement dated July 2, 2001 between the Company and Goldman Sachs, as representatives of the purchasers.

4(c)* Form of Indenture (including form of LYON(R)) between the Company and The Bank of New York, as Trustee (incorporated by reference to the respective exhibit to the Company's Registration Statement No. 33-54574).

4(d) Form of Indenture (including form of LYON(R)) between the Company and Bankers Trust Company, as Trustee (incorporated by reference to the respective exhibit to the Company's Registration Statement No. 33-70378).

5 Opinion of McDermott, Will & Emery as to the legality of the securities being registered.

12                       Computation of Ratios of Earnings to Fixed Charges.

23(a) Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5).

23(b)                    Consent of Deloitte & Touche LLP.

24 Power of Attorney (included with the signature page to this registration statement).

25* Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of SunTrust Bank, as Trustee, on Form T-1, relating to the 10% Senior Subordinated Notes due 2008.

99.1*                    Letter of Transmittal.

99.2*                    Notice of Guaranteed Delivery.

99.3* Letters to Brokers, Dealers, Commercial banks, Trust Companies and Other Nominiees.

99.4*                    Letter to Clients.

99.5*                    Tax Guidelines.

---------------
*To be filed by amendment.


ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, Florida, on this 15th day of August, 2001.


             Office Depot, Inc.


             by: /s/ David C. Fannin
                -------------------------
                Name:  David C. Fannin
                Title: Executive Vice President, General Counsel
                       and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Bruce Nelson and David C. Fannin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 15th day of August, 2001.

           Signature                              Title
           ---------                              -----



/s/ Bruce Nelson              Chief Executive Officer and member of the Board of
-------------------------     Directors (a Principal Executive Officer)
M. Bruce Nelson


/s/ Jerry Colley              President, North American Retail Stores
-------------------------     (a Principal Executive Officer)
Jerry Colley


/s/ Robert J. Keller          President, Business Services Group
-------------------------     (a Principal Executive Officer)
Robert J. Keller


/s/ Rolf Van Kaldekerken      President, European Operations
-------------------------     (a Principal Executive Officer)
Rolf Van  Kaldekerken


/s/ Charles Brown             Senior Vice President, Finance and Controller
-------------------------     (Principal Financial Officer and Controller)
Charles Brown
                                      -3-

/s/ David I. Fuente           Chairman of the Board of Directors
-------------------------
David I. Fuente


/s/ Irwin Helford             Vice Chairman of the Board of Directors
-------------------------
Irwin Helford


/s/ Lee A. Ault III           Director
-------------------------
Lee A. Ault III


/s/ Neil A. Austrian          Director
-------------------------
Neil A. Austrian


/s/ Cynthia R. Cohen          Director
-------------------------
Cynthia R. Cohen


/s/ W. Scott Hedrick          Director
-------------------------
W. Scott Hedrick


/s/ James L. Heskett          Director
-------------------------
James L. Heskett


/s/ Michael J. Myers          Director
-------------------------
Michael J. Myers


/s/ Frank P. Scruggs, Jr.     Director
-------------------------
Frank P. Scruggs, Jr.


/s/ Peter J. Solomon          Director
-------------------------
Peter J. Solomon

                                      -4-